Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Lazydays Holdings, Inc. on Form S-4 (File No. 333-221723), Form S-1 (File No. 333-224063), Form S-8 (File No. 333-227155) and Form S-4 (File No. 333-227156) of our report dated March 22, 2019 with respect to our audits of the consolidated financial statements of Lazydays Holdings, Inc. and Subsidiaries as of December 31, 2018 (Successor) and December 31, 2017 (Predecessor), the related consolidated statements of operations, consolidated statements of stockholders’ equity and consolidated statements of cash flows for the period from March 15, 2018 to December 31, 2018 (Successor), for the period from January 1, 2018 to March 14, 2018 (Predecessor) and for the year ended December 31, 2017 (Predecessor), which report is included in this Annual Report on Form 10-K of Lazydays Holdings, Inc. for the year ended December 31, 2018.

/s/ Marcum llp

Marcum llp

Melville, NY

March 22, 2019